Exhibit 4.5


     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE
SECURITIES MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.


No. R-697                                                          US$ 1,000,000


                              EARTH SCIENCES, INC.

                  10% CONVERTIBLE DEBENTURE DUE MARCH 31, 2000

     THIS DEBENTURE is one of a duly authorized issue of Debentures of Earth Sciences, Inc., a corporation duly organized and existing under the laws of the State of Colorado (the "Company"), designated as its 10% Convertible Debenture Due March 31, 2000, in an aggregate principal amount not exceeding US$1,000,000 (herein, the "Debentures").

     FOR VALUE RECEIVED, the Company promises to pay to Tectonic Construction Co., the registered holder hereof (the "Holder"), the principal sum of US$ 1,000,000.00, on March 31, 2000 (the "Maturity Date") together with interest on the principal sum outstanding from time to time at the rate equal to the greater of (I) the prime rate as reported by Bank One, Denver, Colorado plus two percent (2%) ("Prime +2%), or (ii) ten percent (10%), per annum, adjusted quarterly and computed on the basis of the actual number of days elapsed in a 365-day year. All accrued interest shall be payable in arrears, and shall be due and payable at the end of each calendar quarter or, if earlier, on the Conversion Date (as hereinafter defined). Accrual of interest shall commence on the date hereof and shall continue until payment in full of the principal sum has been made or duly provided for. All accrued and unpaid interest so payable, together with any and all other amounts payable hereunder, less any amounts required by law to be deducted or withheld, will be paid on the Maturity Date or, if earlier, on the Conversion Date, and shall be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") on the Conversion Date or tenth day prior to the Maturity Date, as the case may be; provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Subscription Agreement and Investment Agreement executed by the original Holder in connection with the purchase of this Debenture (the "Subscription Agreement"). The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Company may prepay a portion or all of the Debentures at any time. The Company shall provide the Holder with no less than 30 days written notice of any prepayment. The forwarding of the Company's check shall, subject to collection, constitute a payment of interest and principal hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check. Any payments received by Holder will be applied in the following order: (I) any collection costs the Holder may have incurred in procuring the Company's performance hereunder, (ii) payment of the interest then accrued and due on the unpaid principal balance of this Debenture, (iii) any charges assessed by the Holder, and (iv) principal.

     This Debenture is subject to the following additional provisions:

          1. The Debentures are issuable in denominations of Two Hundred Fifty Thousand Dollars (US $250,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same. No service charge will be made for such registration or transfer or exchange.

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



          2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments.

          3.   This   Debenture   has  been   issued   subject   to   investment
representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act") and the terms of the Subscription Agreement. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

          4. The Holder of this Debenture shall be entitled, at any time during the period commencing on and after November 30, 1997 and expiring on the Maturity Date, to convert up to the entire principal amount of all outstanding Debentures into shares of common stock, par value $.01 per share (the "Common Stock"), of the Company at a conversion price for each share of Common Stock equal to the Market Price of the Company's Common Stock. For purposes of this
Section 4, the Market Price shall be the average of the closing bid prices of the Common Stock over the five consecutive trading days ending on the Closing Date (as defined in the Subscription Agreement), as reported by the National Association of Securities Automated Quotation System ("NASDAQ"). Such conversion shall be effectuated by surrendering all of the Debentures to the Company with the form of conversion notice attached hereto as Exhibit A, executed by the Holder(s) of the Debentures evidencing such Holder's intention to convert the Debentures. The amount of accrued but unpaid interest as of the Conversion Date shall not be subject to conversion but shall be paid in cash as of the Conversion Date. No fraction of shares of the Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares of the Common Stock issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the conversion notice duly executed, to the Company, or if earlier, the date set forth in such notice of conversion if the Debenture is received by the Company within three business days thereafter. Such date is referred to herein as the "Conversion Date." Facsimile delivery of the conversion notice shall be accepted by the Company. Certificates representing Common Stock upon conversion will be delivered to the Holder within five (5) business days from the date the notice of conversion is delivered to the Company. The conversion rights granted by this Section 4 shall become null and void if the control of Holder no longer resides in the Robert H. Lowdermilk family.

          5. Any of the following shall constitute an "Event of Default":

               a. The Company shall default in the payment of principal or interest on this Debenture as and when the same shall be due and payable and such default shall continue for five (5) business days after the receipt of written notice that the Company is in default hereunder; or

               b. Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

               c. The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, or under the Subscription Agreement, or under any related agreement, or under any document or instrument granting security for amounts owing under this Debenture including, without limitation, any of the Loan Documents (defined below), and such failure shall continue uncured for a period of five (5) business days after the receipt of written notice that the Company is in default hereunder (it being understood that in the case of defaults which can not reasonably be cured within a 5-day period no grace period shall be necessary as a precondition to the failure to perform such covenant constituting an Event of Default); or

               d. The Company shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or


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


               e. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

               f. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceeding or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

               g. The Company shall fail to make any required material payments, fees, taxes, costs, insurance premiums when due beyond any applicable grace period; or

               h. The Company shall default on the payment of any material indebtedness for borrowed money beyond any applicable grace period; or

               i. Any judgment, levy or attachment shall be rendered against the Company or any of its assets or properties in an amount in excess of $100,000 and such judgment, levy or attachment shall not be dismissed, stayed, bonded or discharge within thirty (30) days of the date of entry thereof; or

               j. The purified phosphoric acid facility (the "PPA Facility") owned by the Company in Calgary is not fully operational within eighteen (18) months of the issuance of the Debentures; or

               k. The control of the Company or ESI Resources Limited or Earth Sciences Extraction Company is changed by reason of merger or acquisition of shares of either company, or sale of substantially all assets of either company; or

               l. The Company allows any of the following conditions without the prior written waiver of the Holder:

                    i. the declaration of a dividend to holders of the Common Stock;

                    ii. capital expenditures, except for the completion of the PPA Facility, in any calendar quarter exceeding $500,000; or

                    iii. consolidated working capital at any calendar quarter end date, irrespective of this or any other convertible debenture, of less than $500,000.


Upon the occurrence of any Event of Default or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent Event of Default) at the option of the Holder and in the Holder's sole discretion, then or at any time thereafter, at the option of the Holder, the whole of said principal sum then remaining unpaid hereunder, together with all interest accrued thereon, and all other sums owing hereunder or under the Loan Documents, shall immediately become due and payable without notice ("Acceleration") and the liens given to secure the payment of this Debenture may be foreclosed and the Holder may pursue all rights and remedies available under this Debenture, or under the Loan Documents, or otherwise available at law or in equity.

          6. Following the occurrence of an Event of Default, and so long as any such Event of Default shall remain outstanding and uncured, the Company promises to pay interest on the outstanding principal balance of this Debenture, and on any and all other amounts then outstanding, at a rate of interest (the "Default Rate") equal to the greater of (i) eighteen percent (18%) per annum or (ii) five percent (5%) per annum in excess of the prime interest rate of Bank One, Denver, Colorado in effect at the time ("Prime +5%"), provided that any interest which has accrued at the Default Rate shall be paid at the time of, and as a condition precedent to the curing of any default under any statutory right to cure. The fluctuating Default Rate at which interest accrues shall be adjusted simultaneously, at each announced change of the Prime Rate. Failure to exercise such option or charge of such increased interest shall not be a waiver of the right to do so at any future time or with respect to any other default.

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



         7. No provision of this Debenture shall alter or impair the obligation of the Company which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company. The Company shall pay all costs and expenses, including reasonable attorneys' fees, which the Holder may incur in connection with any effort or action to collect amounts due under this Debenture.

          8. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statue or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          9. The rights or remedies of the Holder as provided in this Debenture and the Loan Documents shall be cumulative and concurrent and may be pursued singly, successively, or together against the Company, the property described in the Loan Documents, and any other funds, property or security held by the Holder for the payment hereof or otherwise at the sole discretion of the Holder. The failure to exercise any such right or remedy shall in no event be considered as a waiver or release of such rights or remedies or the right to exercise them at any later time.

          10. In the event the interest provisions hereof or any exactions provided for herein, or in the Loan Documents or any other instrument securing this Debenture shall result, because of any reduction of principal, or for any reason at any time during the life of this loan, in any effective rate of interest which, for any month, transcends the limit of the usury or any other law applicable to the obligation evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such moneys by Holder, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and Holder had agreed to accept such extra payment as a premium-free prepayment. In no event shall any agreed to or actual exaction as consideration for this obligation transcend the limits imposed or provided by the laws applicable to this transaction or the Company hereof in the jurisdiction in which any of the security herefor is located for the use or detention of money or for forbearance in seeking its collection.

          11. The Company and all endorsers, guarantors and all persons liable or to become liable on this Debenture waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Debenture, and consent to any and all renewals and extensions in the time of payment hereof, and agree, further, that at any time and from time to time without notice, the terms of payment herein may be modified or the security described in the Loan Documents released in whole or in part or increased, changed or exchanged by agreement between the Holder hereof and any owner of the property affected by said Loan Documents without in anywise affecting the liability of any party to this instrument or any person liable or to become liable with respect to any indebtedness evidenced hereby. The right to plead any and all statues of limitation as a defense to any demand on this Debenture, or any guaranty hereof, or any agreement to pay the same, or any demand secured by the Loan Documents, or any and all obligations or liabilities arising out of or in connection with this Debenture or in the Loan Documents, is expressly waived by each and every of the Company, endorsers, or guarantors to the fullest extent permitted by law.


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


          12. Any forbearance of Holder in exercising any right or remedy hereunder or under the Loan Documents, or otherwise, afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Holder of payment of any sum payable, hereunder after the due date of such payment shall not be a waiver of Holder's right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment. Holder shall at all times have the right to proceed against any portion of the security held herefor in such order and in such manner as Holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Debenture.

          13. This Debenture shall be governed by and construed in accordance with the laws of the State of Colorado without regard to the choice of law provisions thereof, and in the event this Debenture is placed in the hands of any attorney for collection or is collected through any legal proceedings, the undersigned promises to pay (in addition to costs and disbursements otherwise allowed), to the extent permitted by law, reasonable attorneys' fee and legal costs (whether or not suit is commenced and whether or not incurred in connection with appeal of a lower court judgment or order or in collecting any judgment entered therein), and if foreclosure is made by the Public Trustee or any other public official, reasonable attorneys' fees and legal costs shall be added by the Public Trustee or such public official to the cost of foreclosure. The undersigned hereby represents that the proceeds of the loan evidenced by this Debenture will be used for a commercial or business purpose.

          14. Time is of the essence with regard to the performance of the obligations of the Company in this Debenture and each and every term, covenant and condition herein by or applicable to the Company.

          15. This Debenture is guaranteed by a guarantee executed by ESI Resources Limited, a wholly-owned subsidiary of the Company ("ESI Guaranty") and the ESI Guaranty is secured by that certain security agreement, of even date herewith, encumbering certain equipment and fixtures located at the solvent extraction plant in Calgary, Alberta Canada (the "ESI Calgary Security Agreement"). And, this Debenture is guaranteed by a guarantee executed by Earth Sciences Extraction Company, a partnership in which ESI Resources Limited is the general partner ("ES Extraction Guaranty") and the ES Extraction Guaranty is secured by that certain security agreement, of even date herewith, encumbering certain equipment and fixtures located at the solvent extraction plant in Calgary, Alberta Canada (the "ES Extraction Security Agreement"), and a security agreement by the Company (the "ESI Security Agreement").

          16. This Debenture is secured by certain real and personal property in the United States and Canada as set forth in that certain deed of trust, of even date herewith, encumbering real property in Costilla County, Colorado (the "Colorado Deed of Trust"), and in other documents and instruments given as further security herefor ( the Colorado Deed of Trust, ESI Guaranty, ES Extraction Guaranty, ESI Calgary Security Agreement, ES Extraction Security Agreement, ESI Security Agreement and all such other security documents being collectively referred to herein as the "Loan Documents").

          17. The Company hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture and the other Loan Documents or the transactions contemplated thereby. In any action which may be brought under this Debenture, Holder hereby irrevocably consents to the personal jurisdiction of any State District Court or Federal Court located in the State of Colorado, and further stipulates and agrees that venue shall be proper in the State of Colorado for any such actions (save and except for the foreclosure or enforcement of the ESI Guaranty, ES Extraction Guaranty, ESI Calgary Security Agreement, ES Extraction Security Agreement, and ESI Security Agreement for which venue shall be proper in the province of Alberta in the City of Calgary), and further agrees not to seek a change of venue to any court outside the State of Colorado without the consent of Holder.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                              EARTH SCIENCES, INC.



                                              By:/s/ Mark H. McKinnies
                                              ------------------------
                                              Name:  Mark H. McKinnies
                                              Title:  President

Dated:  June 12, 1997


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



                                   EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                       in order to Convert the Debenture)


     The undersigned hereby irrevocably elects to convert the above Debenture No._____ into shares of Common Stock of EARTH SCIENCES, INC. (the "Company") according to the conditions hereof, as of the date written below.



                                                --------------------------------
                                                Date of Conversion




                                                --------------------------------
                                                Applicable Conversion Price



                                                [SUBSCRIBER]




                                                 -------------------------------
                                                 Signature



                                                 Address:


                                                 -------------------------------


                                                 -------------------------------

* The original Debenture and Notice of Conversion must be received by the Company by the third business day following the Date of Conversion.


                                       25